Exhibit 3.6

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708	/s/ Barbara K. Cegavske	20160232620-64
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	05/24/2016 8:00 AM
	State of Nevada	Entity Number
Certificate of Change Pursuant		C24461-2001
to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporation

1. Name of corporation:
CHINA RECYCLING ENERGY CORPORATION

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
200,000,000 shares of common stock, par value $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
20,000,000 shares of common stock, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
approximately 8,308,654 with rounding-up fractional shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
The company shall, in lieu of issuing any such fractional share, round it up to the nearest whole number of shares. The percentage of outstanding shares affected thereby will be less than 0.001%.

7. Effective date and time of filing: (optional) Date:	May 25, 2016	Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

Chief Financial Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 1-5-15